Poly Announces Third Quarter Fiscal 2022 Financial Results

SANTA CRUZ, Calif., - February 8, 2022 - Poly (NYSE: POLY), a global outfitter of professional-grade audio and video technology, today announced third quarter results for the period ended January 1, 2022.

Highlights for the third quarter include:

•The Company delivered GAAP revenues of $410M, while supply chain constraints drove increased backlog across all product categories. The demand environment remains robust, as businesses worldwide prepare for a return to office and adjust to a hybrid work model.

•Poly continues to strengthen its strategic alliances with Microsoft, Zoom, and others. This quarter, Poly introduced a series of Microsoft Teams Rooms bundles incorporating Poly's DirectorAI technology, which intelligently frames in-conference room participants offering a more dynamic and equitable experience for all. These Poly Studio Kits, featuring Dell or Lenovo hardware, are simple to buy, and easy to deploy.

•Additionally, the Company is forging new alliances in key, high-growth markets. In China, Poly strengthened its Tencent strategic alliance and achieved Tencent certification for Studio USB, Sync 20/40, and Voyager Focus UC, and expects integration of the Tencent Meeting app onto the Studio X platform later this spring.

•The Company announced a multi-year Red Bull Racing sponsorship for the 2022 and 2023 Formula 1 seasons. Under the terms of the sponsorship, Poly will be Red Bull Racing's exclusive headset and video conferencing hardware supplier and provide Poly technology to fuel the organization's business communications, in addition to having a logo sponsorship on the team's communications headsets.

•Poly announced the Poly RENEW Program, allowing customers in the U.S. and Canada to trade-in select Poly phones and receive a credit for the purchase of new Poly gear, supporting the environment and their return-to-office strategies.

“Poly continues to benefit from a collaboration demand supercycle,” said Dave Shull, Poly President and CEO. “Offices around the world are under-equipped and filled with legacy communications technologies that are not cloud-enabled, not ready for video, and not adapted to the multiple communications platforms used by their employees and clients. Whether in the office, or with teams operating remotely, every business needs to connect people, partners, and customers - seamlessly. That's what Poly does.”

"As global supply chain and logistics challenges continue into the new year, we are balancing investments for growth and scale with near-term profitability to ensure we can capitalize on this secular demand environment,” continued Chief Financial Officer Chuck Boynton. "We continue to take steps to optimize our operating model and control what we can, in a volatile environment. We've conservatively managed our cash, favorably amended the terms on our undrawn credit facility, and instituted price increases. Taken together, as supply chain disruptions abate, we expect this operating leverage to result in significantly improved financial performance."

($ Millions, except percent and per-share data)[1]	Q3 FY22	Q3FY21	YTD FY22	YTD FY21
GAAP Revenue	$410	$485	$1,260	$1,251
GAAP Gross Margin	40.1%	46.8%	41.2%	45.0%
GAAP Operating (Loss) Income	($6)	$29	($15)	($22)
GAAP Diluted EPS	($0.26)	$0.48	$1.11	($1.67)
Cash Flow from Operations	$—	$31	$—	$71

Non-GAAP Revenue	$410	$488	$1,263	$1,264
Non-GAAP Gross Margin	44.5%	50.7%	45.5%	49.9%
Non-GAAP Operating Income	$38	$90	$144	$186
Non-GAAP Diluted EPS	$0.57	$1.47	$1.94	$2.75
Adjusted EBITDA	$47	$100	$170	$216

1 For further information on supplemental non-GAAP metrics, refer to the Use of Non-GAAP Financial Information and Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures sections below.

Business Outlook

Global supply chain pressures, including both semiconductor chip shortages and transportation constraints, have impacted companies worldwide, and we expect we will continue to experience ongoing tightness and volatility in our supply chain, in turn continuing to compromise near-term visibility.

Based on current supply and expected availability of specific components, and assuming no incremental negative effects from COVID or its variants, the Company expects the following full-year results for fiscal 2022 (all amounts assume currency rates remain stable):

•GAAP Net Revenue for Full Fiscal Year 2022 of $1.675B to $1.70B

•Adjusted EBITDA1 for Full Fiscal Year 2022 of $220M to $230M

•Non-GAAP Diluted EPS1,2 for Full Fiscal Year 2022 of $2.45 to $2.65

1 Full-year FY22 Adjusted EBITDA and non-GAAP diluted EPS guidance excludes estimated intangibles amortization expense of $113.8 million. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock-based compensation, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control.
2 Non-GAAP diluted EPS guidance assumes approximately 44 million diluted average weighted shares and a non-GAAP effective tax rate of 7% to 9%.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP results is provided at the end of this press release.

We have scheduled a webcast to discuss third quarter fiscal year 2022 financial results. The webcast will take place today, February 8, 2022, at 5:30 AM (Pacific Time), 8:30 AM (Eastern Time). All interested investors and potential investors in Poly stock are invited to join. To listen to the webcast, please access the webcast link from our Investor Relations website at investor.poly.com.

A replay of the webcast will be available shortly after its conclusion and can be accessed from our Investor Relations website at investor.poly.com.

Forward Looking Statements Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including, our expectations that the virus has caused, and will continue to cause, a shift to a hybrid work environment and that the elevated demand we have experienced in certain product lines, including our Video and Voice devices, will continue over the long term; (ii) risks related to global supply chain disruptions, including continued uncertainty and potential impact on future quarters relating to a shortage of adequate component supply, including integrated circuits and manufacturing capacity, long lead times for raw materials and components, increased costs to us and increased pass-through costs to our customers, increased purchase commitments and a delay in our ability to fulfill orders, which has had, and may continue to have, an adverse impact on our business and operating results and which could continue to negatively affect our profitability and/or market share; (iii) expectations related to our ability to manage profitability and maintain margins in light of supply chain challenges, including our efforts to implement productivity improvements in our Tijuana manufacturing facility, while making investments for long-term growth, including investments in strategic alliances and/or acquisitions, in light of the supply chain challenges; (iv) our expectations regarding growth objectives related to our strategic initiatives designed to expand our product and service offerings, including our expectations related to increased demand for our solutions to facilitate hybrid working in and out of offices for our enterprise customers, as well as our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share, including expectations related to our expansion of our presence in China; (v) our belief that we will continue to experience increased customer and partner demand in collaboration endpoints, and that we will be able to design new product offerings to meet changes in demand due to a global hybrid work environment; (vi) expectations related to our ability to fulfill the backlog generated by supply constraints and to timely supply the number of products to fulfill current and future customer demand in a timely manner to satisfy perishable demand; (vii) risks associated with our dependence on manufacturing operations conducted in our own facility in Tijuana, Mexico and through contract manufacturers, original design manufacturers, and suppliers to manufacture our products, to timely obtain sufficient quantities of materials and/or finished products of acceptable quality, at acceptable prices, and in the quantities necessary for us to meet critical schedules for the delivery of our own products and services and fulfill our anticipated customer demand; (viii) risks associated with our ability to secure critical components from sole source suppliers or identify alternative suppliers and/or buy component parts on the open market or completed goods in quantities sufficient to meet our requirements on a timely basis, affecting our ability to deliver products and services to our customers; (ix) risks related to increased cost of goods sold, including increased freight and other costs associated with expediting shipment and delivery of high-demand products to key markets in order to meet customer demand; (x) risks associated with passing on increased costs through price increases to customers; (xi) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses; (xii) risks associated with significant and/or abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (xiii) expectations related to our Services reportable segment revenues, particularly as we introduce next-generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which have resulted and may continue to result in decreased demand for our professional, installation and/or managed service offerings; (xiv) expectations related to our efforts to drive sales and sustainable profitable revenue growth, to improve our profitability and cash flow, and accelerate debt reduction and de-levering; (xv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xvi) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvii) expectations relating to our earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the current constraints in our ability to source key components for our products, continued uncertainty in the macro-economic climate and other external factors, puts further pressure on management judgments used to develop forward-looking financial guidance and other prospective financial information; (xviii) expectations related to GAAP and non-GAAP financial results for the full Fiscal Year 2022, including net revenues, adjusted earnings before interest, tax, depreciation, and amortization (EBITDA), tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted earnings per share (EPS); (xix) our forecast and estimates with respect to tax matters, including expectations with respect to the valuation of our intellectual property or expectations regarding utilization of our deferred tax assets; and (xx) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this press release that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. Factors that could cause actual results and events to differ materially from such forward-looking statements are included, but not limited to, those discussed in the Company’s Quarterly Report on Form 10-Q for the period ended January 1, 2022 (“Quarterly Report”) and in Part I, "Item 1A. Risk Factors" of the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021, filed with the Securities and Exchange Commission ("SEC") on May 18, 2021 (“Annual Report”) and other documents we have filed with the SEC. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

About Poly

Poly (NYSE: POLY) creates premium audio and video products so you can have your best meeting -- anywhere, anytime, every time. Our headsets, video and audio-conferencing products, desk phones, analytics software and services are beautifully designed and engineered to connect people with incredible clarity. They're pro-grade, easy to use and work seamlessly with all the best video and audio-conferencing services. Poly MeetingAI delivers a broadcast quality video conferencing experience with Poly DirectorAI technology which uses artificial intelligence and machine learning to deliver real-time automatic transitions, framing and tracking, while NoiseBlockAI and Acoustic Fence technologies block-out unwanted background noise. With Poly (Plantronics, Inc. – formerly Plantronics and Polycom), you'll do more than just show up, you'll stand out. For more information visit www.Poly.com.

All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533	MEDIA CONTACT: Edie Kissko Vice President, Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except percentages and per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	January 1,	December 26,	January 1,	December 26,
	2022	2020	2022	2020
Net revenues
Net product revenues	$354,022	$420,711	$1,086,607	$1,059,846
Net services revenues	55,544	63,974	173,155	191,529
Total net revenues	409,566	484,685	1,259,762	1,251,375
Cost of revenues
Cost of product revenues	226,994	236,842	682,360	622,718
Cost of service revenues	18,386	21,186	58,334	64,921
Total cost of revenues	245,380	258,028	740,694	687,639
Gross profit	164,186	226,657	519,068	563,736
% of total net revenues	40.1%	46.8%	41.2%	45.0%
Operating expenses
Research, development, and engineering	46,216	54,150	136,090	156,327
Selling, general, and administrative	121,387	129,641	364,417	361,892
Loss, net from litigation settlements	—	—	—	17,561
Restructuring and other related charges	2,398	13,977	33,977	49,477
Total operating expenses	170,001	197,768	534,484	585,257
Operating (loss) income	(5,815)	28,889	(15,416)	(21,521)
% of total net revenues	(1.4)%	6.0%	(1.2)%	(1.7)%

Interest expense	15,948	18,417	53,871	58,182
Other non-operating income, net	(995)	(2,596)	(1,664)	(4,188)
(Loss) income before income taxes	(20,768)	13,068	(67,623)	(75,515)
Income tax benefit	(9,604)	(7,045)	(116,433)	(7,208)
Net (loss) income	$(11,164)	$20,113	$48,810	$(68,307)
% of total net revenues	(2.7)%	4.1%	3.9%	(5.5)%

Basic (loss) earnings per common share	$(0.26)	$0.49	$1.15	$(1.67)
Diluted (loss) earnings per common share	$(0.26)	$0.48	$1.11	$(1.67)
Basic shares used in computing (loss) earnings per common share	42,745	41,252	42,450	40,894
Diluted shares used in computing (loss) earnings per common share	42,745	42,184	43,811	40,894

Effective tax rate	46.2%	(53.9)%	172.2%	9.6%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	January 1,	April 3,
	2022	2021
ASSETS
Cash and cash equivalents	$182,700	$202,560
Restricted cash	—	493,908
Short-term investments	17,017	14,559
Total cash and cash equivalents, restricted cash, and short-term investments	199,717	711,027
Accounts receivable, net	275,913	267,464
Inventory, net	216,750	194,405
Other current assets	61,484	65,214
Total current assets	753,864	1,238,110
Property, plant, and equipment, net	126,973	140,875
Purchased intangibles, net	255,564	341,614
Goodwill	796,216	796,216
Deferred tax and other non-current assets	281,875	147,454
Total assets	$2,214,492	$2,664,269

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable	$160,529	$151,244
Accrued liabilities	328,551	394,084
Current portion of long-term debt	—	478,807
Total current liabilities	489,080	1,024,135
Long-term debt, net	1,499,228	1,496,064
Long-term income taxes payable	76,095	86,227
Other non-current liabilities	139,469	138,609
Total liabilities	2,203,872	2,745,035
Stockholders' equity (deficit)	10,620	(80,766)
Total liabilities and stockholders' equity (deficit)	$2,214,492	$2,664,269

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	January 1,	December 26,	January 1,	December 26,
	2022	2020	2022	2020
Cash flows from operating activities
Net (loss) income	$(11,164)	$20,113	$48,810	$(68,307)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Depreciation and amortization	36,671	40,510	112,796	124,881
Amortization of debt issuance cost	1,055	1,302	5,046	3,962
Stock-based compensation	12,225	11,486	34,214	31,104
Deferred income taxes	(4,493)	(11,317)	(115,660)	(15,373)
Provision for excess and obsolete inventories	1,256	3,609	8,160	12,767
Restructuring and other related charges	2,398	13,977	33,977	49,477
Cash payments for restructuring charges	(4,733)	(4,335)	(27,515)	(28,794)
Other operating activities	(1,543)	(2,838)	(1,526)	(6,000)
Changes in assets and liabilities
Accounts receivable, net	(26,156)	(79,066)	(8,569)	(71,439)
Inventory, net	(9,873)	(12,391)	(24,699)	(39,941)
Current and other assets	(11,537)	(9,301)	(9,129)	(15,246)
Accounts payable	5,593	29,562	9,170	62,454
Accrued liabilities	16,520	24,504	(45,502)	47,529
Income taxes	(6,074)	5,077	(19,625)	(15,925)
Net cash provided by (used in) operating activities	145	30,892	(52)	71,149

Cash flows from investing activities
Proceeds from sales of short-term investments	264	667	264	667
Purchases of short-term investments	(185)	(156)	(760)	(394)
Capital expenditures	(7,885)	(5,872)	(20,682)	(16,753)
Proceeds from sale of property, plant, and equipment	—	—	—	1,900
Other investing activities	—	—	(4,000)	—
Net cash used in investing activities	(7,806)	(5,361)	(25,178)	(14,580)

Cash flows from financing activities
Employees' tax withheld and paid for restricted stock and restricted stock units	(844)	(144)	(12,154)	(3,193)
Proceeds from issuances under stock-based compensation plans	—	—	5,841	5,731
Proceeds from revolving line of credit	—	—	—	50,000
Repayments of revolving line of credit	—	—	—	(50,000)
Repayments of long-term debt	—	(11,417)	(480,689)	(46,980)
Net cash used in financing activities	(844)	(11,561)	(487,002)	(44,442)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(672)	2,194	(1,536)	4,059
Net (decrease) increase in cash and cash equivalents and restricted cash	(9,177)	16,164	(513,768)	16,186
Cash and cash equivalents and restricted cash at beginning of period	191,877	213,901	696,468	213,879
Cash and cash equivalents and restricted cash at end of period	$182,700	$230,065	$182,700	$230,065

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations, as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP. Certain prior year amounts have been reclassified for consistency with current year presentation.

Non-GAAP Adjustments

•Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.
•Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Services revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidance.
•Stock compensation expense: Represents the non-cash expense associated with the Company's grant of stock-based awards to employees and non-employee directors.
•Restructuring and other related charges: Represents costs associated with restructuring plans and reorganization actions aimed at improving the Company’s overall cost structure, realigning resources consistent with its global strategy, and reducing expenses to enable strategic investments in revenue growth. These costs are not reflective of ongoing operations and are primarily associated with reductions in the Company’s workforce, facility related charges due to the closure or consolidation of offices, and other related costs, including legal and advisory services.
•Deferred compensation mark to market: Represents gains and losses driven by the remeasurement of assets and liabilities associated with the Company’s deferred compensation plans. Gains and losses on plan liabilities are recognized within operating expenses, while the offsetting gains and losses on plan assets are recognized within other non-operating income, net.
•Loss, net on litigation settlements: The Company may be involved in various litigation, claims and proceedings that result in payments or recoveries from such proceedings. The related gains and losses incurred are excluded as they are not reflective of ongoing operations.
•Income tax effects: Represents the tax effects of non-GAAP adjustments and other adjustments, depending on the nature of the underlying items. The exclusion of the above-mentioned items eliminates the effect of certain non-recurring and unusual tax items that do not necessarily reflect the Company’s long-term operations. The income tax effects for unusual tax items primarily represents the impact of the discrete tax benefit associated with an IP transfer between wholly-owned subsidiaries, changes in uncertain tax positions, and the full valuation allowance on United States federal and state deferred tax assets.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Nine Months Ended
	January 1,	December 26,	January 1,	December 26,
	2022	2020	2022	2020

GAAP Net revenues	$409,566	$484,685	$1,259,762	$1,251,375
Deferred revenue purchase accounting	907	3,289	3,221	12,608
Non-GAAP Net revenues	$410,473	$487,974	$1,262,983	$1,263,983

GAAP Gross profit	$164,186	$226,657	$519,068	$563,736
Purchase accounting amortization	16,238	16,459	48,714	51,873
Deferred revenue purchase accounting	907	3,289	3,221	12,608
Stock-based compensation	1,238	799	3,525	2,374
Non-GAAP Gross profit	$182,569	$247,204	$574,528	$630,591
Non-GAAP Gross profit %	44.5%	50.7%	45.5%	49.9%

GAAP Research, development, and engineering	$46,216	$54,150	$136,090	$156,327
Stock-based compensation	(2,518)	(3,441)	(6,359)	(10,934)
Other adjustments	—	—	—	194
Non-GAAP Research, development, and engineering	$43,698	$50,709	$129,731	$145,587

GAAP Selling, general, and administrative	$121,387	$129,641	$364,417	$361,892
Purchase accounting amortization	(11,569)	(14,195)	(37,334)	(42,585)
Stock-based compensation	(8,469)	(7,246)	(24,343)	(17,995)
Deferred compensation mark to market	(910)	(1,632)	(1,916)	(2,346)
Other adjustments	—	—	387	(4)
Non-GAAP Selling, general, and administrative	$100,439	$106,568	$301,211	$298,962

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended		Nine Months Ended
	January 1,	December 26,	January 1,	December 26,
	2022	2020	2022	2020

GAAP Operating expenses	$170,001	$197,768	$534,484	$585,257
Purchase accounting amortization	(11,569)	(14,195)	(37,334)	(42,585)
Stock-based compensation	(10,987)	(10,687)	(30,702)	(28,735)
Restructuring and other related charges	(2,398)	(13,977)	(33,977)	(49,477)
Deferred compensation mark to market	(910)	(1,632)	(1,916)	(2,346)
Loss, net from litigation settlements	—	—	—	(17,561)
Other adjustments	—	—	387	(4)
Non-GAAP Operating expenses	$144,137	$157,277	$430,942	$444,549

GAAP Operating (loss) income	$(5,815)	$28,889	$(15,416)	$(21,521)
Purchase accounting amortization	27,807	30,654	86,048	94,458
Stock-based compensation	12,225	11,486	34,227	31,109
Restructuring and other related charges	2,398	13,977	33,977	49,477
Deferred revenue purchase accounting	907	3,289	3,221	12,608
Deferred compensation mark to market	910	1,632	1,916	2,346
Loss, net from litigation settlements	—	—	—	17,561
Other adjustments	—	—	(387)	4
Non-GAAP Operating income	$38,432	$89,927	$143,586	$186,042

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended		Nine Months Ended
	January 1,	December 26,	January 1,	December 26,
	2022	2020	2022	2020
GAAP Net (loss) income	$(11,164)	$20,113	$48,810	$(68,307)
Purchase accounting amortization	27,807	30,654	86,048	94,458
Stock-based compensation	12,225	11,486	34,227	31,109
Restructuring and other related charges	2,398	13,977	33,977	49,477
Deferred revenue purchase accounting	907	3,289	3,221	12,608
Deferred compensation mark to market	(49)	49	(45)	84
Loss, net from litigation settlements	—	—	—	17,561
Other adjustments	—	—	(387)	8
Income tax effect of above items	(3,319)	(2,175)	(778)	(15,746)
Income tax effect of unusual tax items	(3,995)	(15,291)	(120,220)	(7,422)
Non-GAAP Net income	$24,810	$62,102	$84,853	$113,830

GAAP Diluted (loss) earnings per common share	$(0.26)	$0.48	$1.11	$(1.67)
Purchase accounting amortization	0.63	0.73	1.96	2.28
Stock-based compensation	0.28	0.27	0.78	0.75
Restructuring and other related charges	0.05	0.33	0.78	1.20
Deferred revenue purchase accounting	0.02	0.08	0.07	0.30
Loss, net from litigation settlements	—	—	—	0.42
Deferred compensation mark to market	—	—	—	0.01
Other adjustments	—	—	(0.01)	—
Income tax effect	(0.17)	(0.42)	(2.75)	(0.54)
Effect of anti-dilutive securities	0.02	—	—	—
Non-GAAP Diluted earnings per common share	$0.57	$1.47	$1.94	$2.75

Shares used in diluted (loss) earnings per common share calculation:
GAAP	42,745	42,184	42,450	40,894
Non-GAAP	43,808	42,184	43,811	41,347

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended					Twelve Months Ended
	December 26,	April 3,	July 3,	October 2,	January 1,	January 1,
	2020	2021	2021	2021	2022	2022
GAAP Net income (loss)	$20,113	$10,977	$(36,811)	$96,785	$(11,164)	$59,787
Income tax benefit	(7,045)	(341)	(4,262)	(102,567)	(9,604)	(116,774)
Interest expense	18,417	24,424	21,782	16,141	15,948	78,295
Other non-operating (income) expense, net	(2,596)	(920)	(692)	23	(995)	(2,584)
Deferred revenue purchase accounting	3,289	1,796	1,260	1,054	907	5,017
Stock-based compensation	11,486	11,540	10,416	11,584	12,225	45,765
Restructuring and other related charges	13,977	(773)	28,972	2,607	2,398	33,204
Deferred compensation mark to market	1,632	917	994	13	910	2,834
Other adjustments	—	(2,103)	—	(387)	—	(2,490)
Depreciation and amortization	40,510	39,986	39,833	36,292	36,671	152,782
Adjusted EBITDA	$99,783	$85,503	$61,492	$61,545	$47,296	$255,836